UNITED STATES SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549

                       Form 8-K

                   CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 10, 1996

SYSTEMS COMMUNICATIONS, INC.
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(Exact name of Registrant as specified in its charter)

FLORIDA                            000-26668           65-0036344
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(State or other jurisdiction        (Commission      (I.R.S Employer
of incorporation or organization)    file Number)     Identification No.)

2575 ULMERTON ROAD, SUITE 300, CLEARWATER, FLORIDA        34622
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(Address of principal executive offices)                (ZIP Code)

Registrant's telephone number, including area code      (813)571-1185


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                         SYSTEMS COMMUNICATIONS, INC.
ITEM 5. OTHER EVENTS

On October 10, 1996, the Company was notified of a decision and award in the arbitration of the Company's claim against GE Capital Communication Services Corp. ("GECCS") and
New Enterprise Wholesale Services, Ltd ("NEWS") for compensatory damages in the amount of $1,253,364.00 payable jointly and separately by "GECCS" and "NEWS" within 15 days from the date of the award.
As of the date of this report, the Company has not received the payment from "GECCS"/"NEWS". After the payment of legal fees and other costs associated with the arbitration, the Company expects to receive approximately $650,000. The Company intends to apply these funds, upon receipt, to outstanding trade and other obligations.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
(c)Exhibits
    (99)    Additional Exhibits
         1. Arbitration award in the matter of the Arbitration between Telcom Network, Inc.("TNI") and GE Capital Communication Services Corp. ("GECCS") and New Enterprise Wholesale Services, Ltd.("NEWS").

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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant ("SCI") has duly caused this report to be signed on it's behalf by the undersigned thereunto duly authorized.

SYSTEMS COMMUNICATIONS, INC.("SCI")                  Date: October 29, 1996


By  /s/ Edwin B. Salmon
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    EDWIN B. SALMON, JR.
    Chairman of the Board of Directors

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                           INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION OF EXHIBITS
--------                 -----------------------

    (99) ADDITIONAL EXHIBITS
         1. Arbitration award in the matter of the Arbitration between Telcom Network, Inc.("TNI") and GE Capital Communication Services Corporation ("GECCS") and New Enterprise Wholesale Services,Ltd. ("NEWS").